EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in URS Corporation’s Annual Report on Form 10-K for the year ended December 28, 2007 and as amended by the filing of Form 10-K/A with the Securities and Exchange Commission on February 28, 2008.

/s/ Pricewaterhouse Coopers LLP
Pricewaterhouse Coopers LLP
San Francisco, California
June 3, 2008